     As filed with the Securities and Exchange Commission on June 11, 2001

                                                     Registration No. 333-______
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 _____________

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                                 _____________

                                RADIO ONE, INC.
            (exact name of registrant as specified in its charter)

          Delaware                                            52-1166660
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                    5900 PRINCESS GARDEN PARKWAY, 8TH FLOOR
                               LANHAM, MD  20706
(Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 _____________

               1999 Stock Option and Restricted Stock Grant Plan
                           (Full title of the plan)
                                 _____________

                            ALFRED C. LIGGINS, III
                            CHIEF EXECUTIVE OFFICER
                    5900 PRINCESS GARDEN PARKWAY, 8TH FLOOR
                               LANHAM, MD 20706
                                (301) 306-1111
          (Name, address, and telephone number of agent for service)

                PLEASE ADDRESS COPIES OF ALL COMMUNICATIONS TO:


--------------------------------------------------------------------------------
               NORMA M. SHARARA                       JAMES J. BARNES
            SILVERSTEIN AND MULLENS                  BUCHANAN INGERSOLL
      A DIVISION OF BUCHANAN INGERSOLL            PROFESSIONAL CORPORATION
          PROFESSIONAL CORPORATION             ONE OXFORD CENTRE, 20TH FLOOR,
      1776 K STREET, N.W., SUITE 800                 301 GRANT STREET
           WASHINGTON, D.C. 20006              PITTSBURGH, PENNSYLVANIA 15219
               (202) 452-7900                         (412) 562-8800
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
    Title of Each Class of      Amount to be    Proposed Maximum Per Share    Proposed Maximum Aggregate    Amount of Registration
 Securities to be Registered     Registered       Offering Price (1)             Offering Price (1)                Fee
------------------------------------------------------------------------------------------------------------------------------------
Class D common stock,            1,000,000            $18.33                         $18,330,000                    $4,583
$.001 par value per share (2)
------------------------------------------------------------------------------------------------------------------------------------

(1) The offering price per share and aggregate offering price have been estimated, solely for the purposes of determining the registration fee, pursuant to Rule 457(c) on the basis of the high and low prices of Radio One, Inc.'s Class D common stock, $.001 par value per share, reported on the Nasdaq National Market on June 4, 2001.

(2)  Reported under the symbol "ROIAK" on the Nasdaq National Market.

          INCORPORATION OF PRIOR REGISTRATION STATEMENTS BY REFERENCE

     Radio One, Inc. (the "Corporation"), hereby incorporates by reference into this Registration Statement the information contained in the Corporation's earlier Registration Statement on Form S-8 (File No. 333-42342) relating to the Corporation's 1999 Stock Option and Restricted Stock Grant Plan and amendments thereto.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Radio One, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, State of Maryland, on May 30, 2001.

                                RADIO ONE, INC.



                        By: /s/ Scott R. Royster
                           ---------------------------------------------
                           Scott R. Royster
                           Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)



     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 30, 2001.

                        By: /s/ Alfred C. Liggins, III
                           ---------------------------------------------
                           Alfred C. Liggins, III
                           President and Chief Executive Officer, Director (Principal Executive Officer)


                        By: /s/ Catherine L. Hughes
                           ---------------------------------------------
                           Catherine L. Hughes
                           Chairperson of the Board of Directors


                        By: /s/ Brian W. McNeill
                           ---------------------------------------------
                           Brian W. McNeill
                           Director


                        By: /s/ Terry L. Jones
                           ---------------------------------------------
                           Terry L. Jones
                           Director


                        By: /s/ Larry D. Marcus
                           ---------------------------------------------
                           Larry D. Marcus
                           Director

                        By:_____________________________________________
                           L. Ross Love
                           Director


                        By:_____________________________________________
                           D. Geoffrey Armstrong
                           Director

                               INDEX TO EXHIBITS
                               -----------------

Exhibit 4.1 Radio One, Inc. 1999 Stock Option and Restricted Stock Grant Plan (incorporated by reference to Radio One's registration statement on Form S-8 (File No. 333-78123) filed on May 7, 1999).

Exhibit 4.2 Amendment No. 1. to the Radio One, Inc. 1999 Stock Option and Restricted Stock Grant Plan (incorporated by reference to Radio One's post-effective Amendment No. 1 to its registration statement on Form S-8 (File No. 333-78123) filed on July 27,
               2000).

Exhibit 4.3 Amendment No. 2 to Radio One, Inc. 1999 Stock Option and Restricted Stock Grant Plan (incorporated by reference to Radio One's registration statement on Form S-8 (File No. 333-42342) filed on July 27, 2000).

Exhibit 5.1 Opinion of Buchanan Ingersoll Professional Corporation, filed herewith.

Exhibit 23.1 Consent of Buchanan Ingersoll Professional Corporation (included in the opinion filed as Exhibit 5.1).

Exhibit 23.2   Consent of Arthur Andersen, LLP, filed herewith.